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                         [PRICEWATERHOUSECOOPERS LOGO]





                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-6 (Registration No. 33-90208) of our report dated March 31, 1999, on the financial statements (statutory basis) of Acacia National Life Insurance Company and our report dated April 30, 1999 on the financial statements of Acacia National Variable Life Insurance Separate Account I, which appear in such Registration Statement. We also consent to the reference to us under the caption "Experts".



                                                  /s/ PricewaterhouseCoopers LLP
                                                      PricewaterhouseCoopers LLP


Washington, D.C.
April 21, 2000